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                                                                       EXHIBIT 2



                                RONALD I. SIMON
                             [PERSONAL LETTERHEAD]



October 2, 2001

Mr. Michael George, CEO
Western Water Company
102 Washington Avenue
Point Richmond, CA  94801


Dear Michael,

I mailed you a letter as of September 30, 2001, in which I resigned from the Board of Western Water Company. I hereby request that my letter be filed with the SEC on Form 8 promptly.



Yours Very Truly,


Ronald I. Simon


cc:  Mr. William. D. Gould


RS/ds